UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Mueller Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 28, 2024
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2024
The following information supplements and amends the proxy statement (the “Proxy Statement”) of Mueller Industries, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on March 28, 2024 and furnished to shareholders of the Company in connection with the 2024 Annual Meeting of Stockholders of the Company to be held on May 9, 2024 and any adjournment or postponement thereof. Capitalized terms used in this supplement  to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Proxy Statement.
The Company is filing this Supplement to add the following disclosure at the bottom of p. 46 of the Proxy Statement, immediately prior to the statement of the Board’s recommendation: “The approval of the 2024 Plan requires the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon.  Under this voting standard, abstentions have the same effect as a vote “against” the proposal, and broker non-votes have no effect.”